Exhibit (h)(4)

SCHEDULE C

TO THE CO-ADMINISTRATION AGREEMENT BY AND AMONG THE COMMERCE FUNDS, GOLDMAN SACHS ASSET MANAGEMENT AND COMMERCE INVESTMENT ADVISORS, INC.

CO-ADMINISTRATION SERVICES TO BE PROVIDED BY CIA

1.	Serve as Chief Compliance Officer of the Trust and administer the Trust’s compliance program in accordance with Rule 38a-1 of the 1940 Act

2.	Monitor the Trust’s and service providers’ compliance policies and procedures on behalf of the Trust’s Board of Trustees and provide regular and special reports relating thereto

3.	Coordinate Board Meetings

•	Develop and publish materials

•	Develop agenda

•	Provide meeting location

4.	Distribute income rates and prices to vendors and servicing entities

5.	Complete initial bill payment review for legal, BFDS and Audit invoices

6.	Complete 1099 mailings for Commerce Trust Company shareholders

7.	Calculate service fees for third party record keepers

8.	Coordinate investment performance updates, including the investment adviser commentary and publication of

•	Quarterly and monthly sheets

•	Annual and semi-annual reports

9.	Coordinate fair value and matrix pricing

10.	Review the Trust’s registration statement and Form N-1A (plus amendments), including providing information for the Statements of Additional Information

D-1

11.	Review and provide guidance and assistance in the preparation of SEC required reports and notices to shareholders of record and to the SEC including Forms N-CSR, N-SAR, N-Q, N-PX and proxy statements.

12.	Coordinate ICI relationship and pay associated fees

13.	Coordinate communication with Trustees and consult with them, as appropriate, on matters concerning the administration and operation of the Funds

14.	Act as a liaison with the Trust’s printer regarding matters related to prospectus printing

15.	Provide assistance to GSAM in the preparation and monitoring of expense budgets for each of the Trust’s Funds

16.	Monitor purchases and redemptions in the Trust’s Funds for market timing, late trading and other unusual activities and provide reports to the Trustees on a regular basis

17.	Maintain the Fund’s website with required regulatory items

18.	Evaluate service providers and coordinate RFP reviews when appropriate

19.	Provide additional services as reasonably requested from time to time by the Trustees

20.	Key point person for client communications and meetings

21.	Liaison between BFDS and Commerce Trust Administrators, including assistance with new account set up